                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [x]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [x] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                         APACHE MEDICAL SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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
                          APACHE MEDICAL SYSTEMS, INC.

                        1650 TYSONS BOULEVARD, SUITE 300
                            MCLEAN, VIRGINIA  22102

                                                                  April 15, 1998

Dear Stockholder:

         You are cordially invited to attend the APACHE Medical Systems, Inc. Annual Meeting of Stockholders to be held at 10:00 A.M. Eastern Daylight Time, Tuesday, May 19, 1998 at the Company's principal executive offices, 1650 Tysons Boulevard, Suite 300, McLean, Virginia 22102.

         The matters proposed for consideration at the meeting are the election of six directors, the ratification of the appointment of Arthur Andersen LLP as the Company's auditors, and the transaction of other business as may come before the meeting or any adjournment thereof. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement discuss these matters in further detail. We urge you to review this information carefully.

         You will have an opportunity to discuss each item of business described in the Notice of Annual Meeting of Stockholders and Proxy Statement and to ask questions about the Company and its operations.

         It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, please sign and promptly return the enclosed proxy card using the envelope provided. If you do attend the Annual Meeting, you may withdraw your proxy and vote your shares in person.

                                                   Sincerely,


                                                   /s/ Thomas W. Hodson

                                                   Thomas W. Hodson
                                                   Chairman and Acting
                                                   Chief Executive Officer

                          APACHE MEDICAL SYSTEMS, INC.

                        1650 TYSONS BOULEVARD, SUITE 300
                             MCLEAN, VIRGINIA 22102

                        -----------------------------

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        -----------------------------

         The Annual Meeting of Stockholders of APACHE Medical Systems, Inc. will be held on Tuesday, May 19, 1998 at 10:00 A.M. Eastern Daylight Time at the Company's principal executive offices, 1650 Tysons Boulevard, Suite 300, McLean, Virginia 22102, for the following purposes:

         1.      To elect six directors for the ensuing year;

         2.      To ratify the appointment of Arthur Andersen LLP as auditors;
                 and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on Friday, March 20, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders.

         The Company requests that all stockholders, whether or not you expect to attend the meeting, sign the enclosed proxy and return it as promptly as possible in the accompanying stamped envelope. You may revoke your proxy at any time before it is voted. If you are present at the meeting, you may vote your shares in person and the proxy will not be used.

         You are respectfully urged to read the Proxy Statement contained in this booklet for further information concerning individuals nominated as directors, the appointment of Arthur Andersen LLP as auditors and the use of the proxy.

         A copy of the Company's Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 1997 accompanies this Proxy Statement.

                                         By Order of the Board of Directors

                                         /s/ Scott A. Mason

                                         Scott A. Mason
                                         Secretary and Executive Vice President
April 15, 1998

                   IMPORTANT -- PLEASE MAIL YOUR SIGNED PROXY
                       PROMPTLY IN THE ENCLOSED ENVELOPE

                          APACHE MEDICAL SYSTEMS, INC.
                        1650 TYSONS BOULEVARD, SUITE 300
                             MCLEAN, VIRGINIA 22102


                                PROXY STATEMENT

         FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 19, 1998

         This Proxy Statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders of APACHE Medical Systems, Inc. (the "Company" or "APACHE") to be held on Tuesday, May 19, 1998. This Proxy Statement and the proxy are being mailed to stockholders on or about April 15, 1998.

         The enclosed proxy is solicited by the Board of Directors of the Company and will be voted at the Annual Meeting and any adjournments thereof. Shares represented by a properly executed proxy in the accompanying form will be voted at the Annual Meeting in accordance with any instructions specified by the stockholder. If no instructions are given, the stockholder's shares will be voted in accordance with the recommendations of the Board of Directors FOR each of the proposals presented in this Proxy Statement. Those recommendations are described later in this Proxy Statement.

         The proxy may be revoked at any time before it is exercised by delivering a written notice of revocation to the Secretary of the Company. If you attend the Annual Meeting in person, you may revoke your proxy by either giving notice of revocation to the inspectors of election at the Annual Meeting or by voting at the Annual Meeting in person.

         The only items of business that the Board of Directors intends to present or knows will be presented at the Annual Meeting are the items discussed in this Proxy Statement. The proxy confers discretionary authority upon the persons named therein, or their substitutes, to vote on any other items of business that may properly come before the meeting.

         As of March 20, 1998, the record date for the Annual Meeting, the Company had 7,281,571 shares of Common Stock, par value $.01 per share ("Common Stock"), issued and outstanding. Each share is entitled to one vote. A majority of the issued and outstanding shares constitutes a quorum at the meeting.


                             ELECTION OF DIRECTORS

         Six directors are to be elected to serve for a term of one year or until their respective successors are duly elected and qualified. Directors are elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or votes withheld) will have no effect on the election of directors. Unless otherwise directed, proxies will be voted at the Annual Meeting for the election of the six nominees listed below, or in the event of a contingency not presently foreseen, for different persons as substitutes. The Board of Directors is recommending this slate.

                           NOMINEES FOR DIRECTORSHIPS

         The names, ages, principal occupations and other information concerning the director nominees, based upon information received from them, are set forth below.

         Gerald E. Bisbee, Jr., Ph.D., 55. (President and Chief Executive Officer until December 31, 1997, Chairman of the Board of Directors from 1989 through November 5, 1997 and director since 1989). Dr. Bisbee is presently President of The Bisbee Group, which provides financial and strategic advisory services to the healthcare industry. Before joining APACHE as Chairman and Chief Executive Officer in December 1989, Dr. Bisbee was the Chairman and CEO of the Hanger Orthopedic Group, Inc., which he created and financed. He founded and managed the Health Care Group of the Corporate Finance Department of Kidder, Peabody & Co., leaving to found Hanger in 1988. From 1978 until moving to Kidder, Peabody in 1984, he was President of the Hospital Research and Educational Trust, a new venture and product development company affiliated with the American Hospital Association. Dr. Bisbee also managed the Yale University Health Services, which included a 22,000-member health maintenance organization. He is a director of Cerner Corporation and Yamaichi Funds, Inc. Dr. Bisbee received his B.A. from North Central College, his M.B.A. from the Wharton School of the University of Pennsylvania and his Ph.D. from Yale University, where his dissertation was instrumental in the development of Diagnosis Related Groups.

         Edward J. Connors, 69. (Director since 1990). Mr. Connors retired as the President and Chief Executive Officer of Mercy Health Services in 1993, where he had been employed since 1976, and he is currently acting as President Emeritus. Since 1993, Mr. Connors has been the President of Connors/Roberts & Associates, a healthcare consulting firm located in Morrisville, Vermont. He has also held academic and management leadership positions at the University of Michigan and its hospital in Ann Arbor and the University of Wisconsin Hospital in Madison. Mr. Connors has served as chair of the American Hospital Association Board of Trustees and of the American Healthcare Systems Board of Governors, as a Commissioner of the Joint Commission on Accreditation of Healthcare Organizations and on the Board of the American Hospital Association's Hospital Research and Educational Trust. In December of 1997, Mr. Connors completed his term as Chairman of the Board of Directors of Fletcher Allen Health Care in Burlington, Vermont. Fletcher Allen Health Care is an integrated, academically based health care delivery system involving 250 full-time physicians who serve on the faculty of the University of Vermont Medical School, two hospitals and several affiliated organizations. In January of 1998, Mr. Connors became the Chairman of the Board of Catholic Health East which has been formed through the merger of three Catholic systems and 12 religious congregations on the East Coast. In 1991, Mr. Connors was elected to membership in the Institute of Medicine of the National Academy of Science. He holds an M.H.A. degree from the University of Minnesota.

         Thomas W. Hodson, 51. (Director since 1994 and Chairman of the Board of Directors since November 5, 1997 and acting Chief Executive Officer since December 31, 1997, but not an employee of the Company). Mr. Hodson has been a director and Vice Chairman and Chief Executive Officer of NeuroSource, Inc., a private company which manages neuromedical physician practices, since September 1, 1997 and until that time was an independent financial/strategic consultant since October 1996. From August 1992 until that time, he was the Senior Vice President, Chief Financial Officer and a director of Caremark International, Inc. Caremark was spun off in 1992 from Baxter International, Inc., a manufacturer and marketer of healthcare products, where Mr. Hodson had been Group Vice President for the Alternate Site businesses from April 1992 until November 1992. From 1990 until April 1992, Mr. Hodson was a Senior Vice President of Baxter, responsible for financial relations, strategic planning, acquisitions and divestitures and corporate communications. He holds a B.S. in business administration and economics from Lehigh University and an M.B.A. from the Harvard Business School.

         William A. Knaus, M.D., 51. (Director since 1994). Dr. Knaus was a founder of the Company and currently serves as the Company's Chief Scientific Advisor. Since October 1995, Dr. Knaus has been the Evelyn Troop Hobson Professor and Chairman of the Department of Health Evaluation Sciences at the University of Virginia School of Medicine and a Fellow of the American College of Physicians. In addition, Dr. Knaus currently serves as a consultant to the National Geographic Society. He was the founder and, from 1978 to October 1995, a director of the ICU Research Unit at George Washington University and developer of the APACHE prognostic scoring system. Dr. Knaus has been honored with an appointment as a professor at the University of Paris as well as numerous visiting lectureships at universities in Western Europe, New Zealand and Australia. He is a distinguished alumnus of both Widener and West Virginia Universities.

         Lawrence S. Lewin, 59. (Director since 1989). Mr. Lewin has acted as the Chief Executive Officer of the Lewin Group, a healthcare policy and management consulting firm he founded in 1970, which was successively acquired by ICF, Inc., in December 1987, and VHI, in December 1992. In May of 1996, the firm became part of Quintiles Transnational Inc. He serves as a Trustee of Intermountain Health Care, Inc., is a member of the Advisory Board of Hambrecht & Quist Healthcare Investors and Life Sciences Funds and is a director of Quintiles Transnational and Accountable Oncology Associates. Mr. Lewin holds an A.B. from Princeton's Woodrow Wilson School of Public and International Affairs and an M.B.A. from the Harvard Business School where he was a Baker Scholar. He is an elected member of the National Academy of Sciences/Institute of Medicine and serves on its governing council.

         Francis G. Ziegler, 57. (Director since 1994). Mr. Ziegler has acted as the President and Chief Executive Officer of Claneil Enterprises, Inc., a privately owned holding company, since January 1993. He joined Claneil in 1993 after thirty years as an operations and marketing executive with Johnson & Johnson, where he served as President of five domestic and international subsidiaries. Mr. Ziegler currently serves on the Boards of Claneil Enterprises, Inc., Scandipharm, Inc., Children's National Medical Center and LHC Corporation. Mr. Ziegler holds a B.S. in economics from St. Peter's College and attended the University of Santa Clara Business School as well as Advanced Management Programs at the Harvard and Columbia Business Schools.


                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
                               AND ITS COMMITTEES

         During the 1997 fiscal year, there were fourteen meetings of the Board of Directors, seven of which were telephonic meetings. Each director attended at least 75% of the aggregate total number of the meetings of the Board of Directors and the meetings of the Board Committees on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has standing Finance and Audit, and Compensation Committees, which deal with certain specific areas of the Board's responsibility.

         The Finance and Audit Committee, which met two times in conjunction with meetings of the Board of Directors during the 1997 fiscal year, recommends the firm to be appointed as independent public accountants to audit the Company's financial statements and reviews the scope and results of the audit and other services provided by the Company's independent public accountants. The members of the Finance and Audit Committee until November 5, 1997 were Gerald E. Bisbee, Jr., Edward J. Connors, Thomas W. Hodson, William A. Knaus, M.D., Lawrence S. Lewin and Francis G. Ziegler. Currently, the members of the Finance and Audit Committee are Messrs. Bisbee, Hodson, Lewin and Ziegler.

         The Compensation Committee, which met ten times during the 1997 fiscal year, develops the Company's executive compensation philosophy and reviews and recommends the compensation programs for officers of the Company, including salaries and incentive compensation. The Compensation Committee also administers the Employee Stock Option Plan and the Employee Stock Purchase Plan. The members of the Compensation Committee until November 5, 1997 were Edward J. Connors, Thomas W. Hodson, William A. Knaus, M.D. and Francis G. Ziegler. Currently, the members of the Compensation Committee are Messrs. Connors, Knaus and Ziegler.


DIRECTOR COMPENSATION

         Directors who are not currently receiving compensation as officers or employees of the Company are entitled to reimbursement of expenses for attending each meeting of the Board of Directors and each meeting of any committee.

         William A. Knaus, M.D. is the Chief Scientific Advisor of the Company. While Dr. Knaus is not directly compensated for his services in that capacity, the Company does pay the University of Virginia, his current employer, for services rendered to the Company by Dr. Knaus.

         The Company's directors who are not employees of the Company are eligible to participate in the Company's Non-Employee Director Stock Option Plan (the "Director Option Plan"). The Director Option Plan is administered by the Chairman of the Board of Directors along with other employee directors, if any, selected by the Chairman. Pursuant to the Director Option Plan, non-employee directors of the Company will receive options to purchase 2,500 shares of Common Stock for each year of service. The exercise price of the options is the fair market value of the Company's Common Stock on the date of grant. Stock options granted under the Director Option Plan have a term of 10 years and are not exercisable during the first 12 months following grant. The Company has reserved 70,000 shares of Common Stock for issuance under the Director Option Plan. The Director Option Plan may be terminated by the Board of Directors at any time. Upon the occurrence of a Change of Control, as defined in the Director Option Plan, all outstanding unvested options under the Director Option Plan immediately vest.

         During late 1997, in consideration of additional responsibilities undertaken by members of the Board of Directors following the departures of several key executive officers, including Dr. Gerald E. Bisbee, Jr., the Company's Chairman, President and Chief Executive Officer, the Board of Directors determined to grant additional options to members of the Board in addition to the automatic annual grants contemplated by the Director Option Plan. On November 5, 1997, Mr. Hodson, who assumed on that date the title of Chairman of the Board and has since become the Company's acting Chief Executive Officer and a member of a four-person Management Committee that oversees the Company's day-to-day affairs, was granted a non-qualified stock option to purchase 10,000 shares of the Company's Common Stock with an exercise price equal to the market price on the date of grant of $2.47 per share. These options do not vest until November 5, 1998. Effective January 2, 1998, other members of the Board of Directors were granted non-qualified options at an exercise price of $2.00 per share, or $.56 in excess of the average market price on that date. Such options vest on January 2, 1999. Mr. Connors, who serves on the Management Committee referred to above and is participating in the search for the Company's new Chief Executive Officer, was granted options to purchase 5,000 shares. Mr. Lewin, who is heading the Board's search committee and the search process, was also granted options to purchase 5,000 shares. Dr. Knaus and Mr. Ziegler, who have been charged with interacting with the Company's senior staff and assuming additional responsibilities, were each granted options to purchase 2,500 shares.


                         RATIFICATION OF APPOINTMENT OF
                          INDEPENDENT PUBLIC AUDITORS


INDEPENDENT ACCOUNTANTS FOR 1998

         The Board of Directors, upon the recommendation of its Finance and Audit Committee, has selected Arthur Andersen LLP to audit the accounts of the Company for the fiscal year ending December 31, 1998. Such firm has reported to the Company that none of its members has any direct financial interest or material indirect financial interest in the Company. Currently, the Company's Finance and Audit Committee is composed of Messrs. Bisbee, Hodson, Lewin and Ziegler and has responsibility for recommending the selection of auditors.

         Arthur Andersen LLP was appointed by the Board of Directors to audit the accounts of the Company for the fiscal year ended December 31, 1997.

         Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting of Stockholders. Such persons will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


REQUIRED VOTE

         The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is required to ratify the appointment of Arthur Andersen LLP as the Company's independent public auditors. An abstention will be counted as a vote against the ratification of the appointment since it is one less vote for approval. Broker non-votes will not affect the outcome since they are not considered "shares present" for voting purposes.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS.


                               SECURITY OWNERSHIP

         The following table sets forth certain information regarding the beneficial ownership of the shares of the Company's Common Stock as of February 17, 1998 by (i) each person known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each director and nominee for director,
(iii) the former Chief Executive Officer and certain executive officers of the Company (together, the "Named Executive Officers"), and (iv) by all directors, nominees for director and executive officers of the Company as a group. The number of shares of Common Stock outstanding on February 17, 1998 was 7,267,756. Except as noted, all information with respect to beneficial ownership has been furnished by the respective director or officer or is based on filings with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated below, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which provide, among other things, that a person is deemed to be the beneficial owner of the Common Stock if such person, directly or indirectly, has or shares voting power or investment power in respect of such stock or has the right to acquire such ownership within sixty days. Accordingly, the amounts shown in the table do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of the Common Stock.

                                                                               SHARES           PERCENTAGE
                                                                            BENEFICIALLY       BENEFICIALLY
NAME OF BENEFICIAL OWNER                                                       OWNED              OWNED
------------------------                                                    ------------       ------------
MedPartners, Inc.(1)  . . . . . . . . . . . . . . . . . . . . . . . . .        876,602            12.06%
    2215 Sanders Road, Suite 400
    Northbrook, IL  60062

Manning & Napier Advisors, Inc.(2). . . . . . . . . . . . . . . . . . .        511,100             7.03%
    1100 Chase Square
    Rochester, NY  14604

Baxter Healthcare Corporation(3). . . . . . . . . . . . . . . . . . . .        573,346             7.89%
    One Baxter Parkway
    Deerfield, IL  60015

New York Life Insurance Company(4). . . . . . . . . . . . . . . . . . .        460,405             6.33%
    51 Madison Avenue, Room 206
    New York, NY  10010

Fairfax Partners/The Venture Fund of Washington, L.P.(5). . . . . . . .        454,546             6.25%
    8000 Towers Crescent Drive, Suite 940
    Vienna, VA  22182




---------------------------

 (1)   Includes 144,333 shares issuable upon exercise of vested warrants.

 (2) Stock ownership is based on a Schedule 13G filed on February 9, 1998. Manning & Napier Advisors, Inc. is an investment adviser registered under the Investment Advisers Act of 1940.

 (3) Stock ownership is based on a Schedule 13D filed on February 15, 1997. Baxter Healthcare Corporation shares the power to vote and dispose of the shares of Common Stock with Baxter International, Inc., the owner of 100% of the capital stock of Baxter Healthcare Corporation.

 (4) Stock ownership is based on a Schedule 13G filed on February 13, 1997. New York Life Insurance Company is an insurance company as defined in
       Section 3(a)(19) of the Exchange Act.

 (5) Stock ownership is based on a Schedule 13G filed on February 15, 1997. Fairfax Partners/The Venture Fund of Washington is a limited partnership.

NAMED EXECUTIVE OFFICERS AND DIRECTORS
--------------------------------------
Gerald E. Bisbee, Jr., Ph.D.(6) . . . . . . . . . . . . . . . . . . . .        431,177             5.60%
    110 Wellesley Drive
    New Canaan, CT  06840


James L. Elder, Jr. . . . . . . . . . . . . . . . . . . . . . . . . . .          1,392              *


Scott A. Mason  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        338,164             4.65%


Donna J. Meyers(7)  . . . . . . . . . . . . . . . . . . . . . . . . . .          2,133              *


Donald W. Seymour . . . . . . . . . . . . . . . . . . . . . . . . . . .         29,405              *


Edward J. Connors(8). . . . . . . . . . . . . . . . . . . . . . . . . .         15,490              *


Thomas W. Hodson(8) . . . . . . . . . . . . . . . . . . . . . . . . . .         15,490              *


William A. Knaus(9) . . . . . . . . . . . . . . . . . . . . . . . . . .        421,242             5.78%
    c/o Department of Health, Evaluation Sciences, University of Virginia,
     School of Medicine, Charlottesville, VA  22908


Lawrence S. Lewin(8). . . . . . . . . . . . . . . . . . . . . . . . . .         15,490              *


Francis G. Ziegler(10). . . . . . . . . . . . . . . . . . . . . . . . .        208,084             2.86%


All Directors, Nominees and Executive Officers  . . . . . . . . . . . .      1,478,067            19.00%
    as a Group (10 persons) (6) (7) (8) (9) (10)

*Represents less than 1% of the outstanding Common Stock.




----------------------------------

 (6) Includes 430,177 shares of Common Stock issuable upon exercise of vested options.

 (7) Consists of 2,133 shares of Common Stock issuable upon exercise of vested options.

 (8) Consists of 15,490 shares of Common Stock issuable upon exercise of vested options.

 (9) Includes 15,490 shares of Common Stock issuable upon exercise of vested options.

 (10) Consists of 15,490 shares of Common Stock issuable upon exercise of vested options held by Mr. Ziegler and 192,594 shares of Common Stock owned of record by LHC Corporation (32,207 of which are issuable upon exercise of vested warrants). Mr. Ziegler disclaims beneficial ownership of such 192,594 shares.

                             EXECUTIVE COMPENSATION

    The following table summarizes the compensation paid to or earned by the Named Executive Officers for the last three fiscal years. The information below does not reflect the cancellation of existing employee options and the issuance of new options with lower exercise prices effective January 2, 1998. See "Report of the Compensation Committee of the Board of Directors -- Report on Repricing of Options."

                           SUMMARY COMPENSATION TABLE

                                                                                                         LONG-TERM
                                                                                                       COMPENSATION
                                                                    ANNUAL COMPENSATION                   AWARDS
                                                           -------------------------------------------  -----------
                                                                                         OTHER ANNUAL   SECURITIES      ALL OTHER
                                                                                         COMPENSATION   UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                        YEAR    SALARY ($)      BONUS ($)         ($)        OPTIONS (#)        ($)
---------------------------                        ----    ----------      ---------   ---------------  -----------   -------------
Gerald E. Bisbee, Jr., Ph.D(1). . . . . .          1997    $205,000            --             --            0            $5,195(2)
     Chief Executive Officer,   . . . . .          1996     177,500(3)     $ 64,600           --         150,000          5,196
     Chairman of the Board and    . . . .          1995     150,000            --             --            0             2,598
     President

Scott A. Mason(4) . . . . . . . . . . . .          1997     175,000         100,688           --         180,000         55,896(5)
     Secretary and Executive Vice President

Donald W. Seymour(6)  . . . . . . . . . .          1997     150,000          70,465           --          40,000          4,704(7)
     Vice President of National Health
     Advisors

James L. Elder, Jr.(8)  . . . . . . . . .          1997     118,365(9)         --          $19,189(10)    50,000           --
     Vice President of Sales

Donna J. Myers(11)  . . . . . . . . . . .          1997     114,863            --             --          40,000           --
     Vice President of Operations   . . .          1996      19,115          10,000           --           3,000           --

---------------------------------
(1) Dr. Bisbee resigned as Chairman of the Board on November 5, 1997 and as President and Chief Executive Officer effective at the close of business on December 31, 1997.

(2) Dr. Bisbee's all other compensation consists of premiums paid on a life insurance policy.

(3)  Dr. Bisbee's 1996 salary included $27,500 of deferred compensation.

(4)  Mr. Mason commenced employment with the Company on June 2, 1997.

(5) Consisted of $2,610 in health insurance premiums, $3,853 in long-term disability insurance premiums and $49,433 in life insurance premiums.

(6)  Mr. Seymour commenced employment with the Company on June 2, 1997.

(7) Consisted of $1,545 in health insurance premiums and $3,160 in long-term disability insurance premiums.

(8)  Mr. Elder commenced employment with the Company on June 23, 1997.

(9)  Mr. Elder's salary includes $47,750 in commissions paid.

(10) Consisted of payments for moving expenses.

(11) Ms. Myers commenced employment with the Company on October 28, 1996.

                             OPTION GRANTS IN 1997

         The following table shows information with respect to grants of options to the Named Executive Officers for the fiscal year ended December 31, 1997. The options were granted under the Company's Employee Stock Option Plan. The information below does not reflect the cancellation of existing employee options and the issuance of new options with lower exercise prices effective January 2, 1998. See "Report of the Compensation Committee of the Board of Directors -- Report on Repricing of Options."


                                                                                                      Potential Realizable Value at
                                                                                                      Assumed Annual Rates of Stock
                                                                                                      Price Appreciation for Option
                                                     Individual Grants                                          Term ($)(1)
                               ---------------------------------------------------------------------- -----------------------------
                                      Number of        Percent of Total
                                      Securities      Options Granted to    Exercise or
                                  Underlying Options  Employees in Fiscal   Base Price   Expiration
         Name                          Granted               Year           ($/Share)       Date              5%          10%
         ----                   --------------------  -------------------   -----------  ----------          ----        -----

Gerald E. Bisbee, Jr., Ph.D.            --                    --                 --         --                --           --

James L. Elder, Jr.                   50,000(2)              5.7%              $7.00     06/23/07          $220,500   $   557,900

Scott A. Mason                       180,000(2)             20.7                6.88     06/02/07           780,192     1,974,010

Donna J. Myers                        20,000(2)              2.3                3.31     10/01/07            41,706       105,523
                                      20,000(3)              2.3                1.44     10/01/07            18,144        45,907

Donald W. Seymour                     40,000(2)              4.6                6.88     06/02/07           173,376       438,669



(1) Amounts reflect certain assumed rates of appreciation set forth in the SEC's executive compensation disclosure rules. Actual gains, if any, on stock options exercised, will depend on future performance of the Common Stock. No assurance can be given that the amounts reflected in these columns will be achieved.

(2) Options are granted at the fair market value on the date of grant which means the average of the highest and lowest quoted selling prices for the shares on the date of grant. Options vest in five equal annual installments beginning one year after date of grant and expire ten years after the date of grant.

(3) Options vest in five equal annual installments, subject to the Company's satisfaction of certain performance criteria each year. The per share exercise price of each Option is determined at the time the Option is earned. In 1997, the performance criteria were met. Consequently, 1,000 options vested.

                          1997 YEAR-END OPTION VALUES

         The following table provides information regarding stock options held by the Named Executive Officers as of December 31, 1997. None of those individuals exercised any stock options during the 1997 fiscal year. The information below does not reflect the cancellation of existing employee options and the issuance of new options with lower exercise prices effective January 2, 1998. See "Report of the Compensation Committee of the Board of Directors -- Report on Repricing of Options."

                                           Number of Securities                  Value of Unexercised
                                          Underlying Unexercised                 In-the-Money Options
                                         Options at Fiscal Year-End              at Fiscal Year-End(1)
                                         --------------------------             -----------------------
Name                                   Exercisable    Unexercisable      Exercisable ($)      Unexercisable ($)
----                                   -----------    -------------      ---------------      -----------------
Gerald E. Bisbee, Jr. Ph.D.              550,177            0                 $96,826                 0

James L. Elder, Jr.                         0             50,000                 0                    0

Scott A. Mason                              0            180,000                 0                    0

Donna J. Myers                             2,133          42,867                 0                    0

Donald W. Seymour                           0             40,000                 0                    0


---------------

(1) Value is calculated by subtracting the exercise price per share from the last reported market price at December 31, 1997 and multiplying the result by the number of shares subject to the option.


                    REPORT ON EXECUTIVE COMPENSATION OF THE
                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS


EXECUTIVE COMPENSATION PHILOSOPHY

         The Compensation Committee of the Board is responsible for reviewing the Company's executive compensation program and policies each year and determining the compensation of the Company's executive officers. The Compensation Committee's decisions are made within parameters established by the Company's Board of Directors in the form of an overall executive compensation philosophy.

         The Company's compensation program and policies are designed to help the Company attract, motivate and retain individuals of outstanding ability in key positions in order to maximize return to stockholders. The primary objectives of the Company's executive compensation program are to: (1) provide total compensation opportunities that are competitive with opportunities provided to executives of comparable companies in the decision support industry at comparable levels of performance; (2) ensure that executive's total compensation levels vary based on both the Company's short-term financial performance, and growth in stockholder value over time; (3) focus and motivate executives on the achievements of defined objectives; and (4) reward executives in accordance with their relative contributions to achieving strategic milestones and upholding key mission-related objectives. In designing and administering its executive compensation program, the Company attempts to strike an appropriate balance among these objectives.

         During the Fall of 1996, the Compensation Committee undertook a major review of the Company's compensation program for senior executives. In connection with that review, the Compensation Committee directed the Company to engage a national compensation consulting firm to (1) develop marketplace data,
(2) assess the overall effectiveness of the Company's compensation philosophy and its alignment with its strategic business needs and (3) develop recommendations regarding compensation levels, incentive pay programs and the Company's ongoing compensation philosophy. The market analysis included data from the following sectors: decision support, information systems, investor-owned healthcare companies, combined profit and not-for-profit healthcare companies and all industrial companies.

         The Committee concluded that the Company's most direct competitors for executive talent are in the decision support industry. Accordingly, although it reviewed information from all of the sectors identified above, it principally compared its actions to a self-selected group of decision support companies of comparable size (the "Compensation Comparable Group") and used the other data compiled by its consultants as a reference point. The Compensation Comparable Group is similar, but not identical to, the peer performance group used in calculating the cumulative total return discussed under "Company Performance" below. Based upon the recommendations of its consultants, the Committee established as a goal compensation ranges for executive personnel based on the 50th percentile of competitive data for similarly sized decision support organizations.

         During the Spring of 1997, the Compensation Committee concluded that the Company should evaluate the manner in which its non-executive senior staff, principally employees at the vice president level, are compensated, including salary and stock options. That study and evaluation has not been completed. However, in response to (1) significant turnover among the Company's senior management personnel and (2) concerns and recommendations expressed by the Company's senior staff in mid-December 1997, the Company has implemented certain changes in its policies with respect to stock options for senior staff, as discussed below under "Long-Term Incentive Compensation." In addition, the Company is in the process of entering into employment agreements with members of its senior staff that are designed to provide additional assurances to these key employees. Among other things, the employment agreements will provide for a continuation of salary and Company-provided health insurance benefits for a period of up to 12 months following a termination without cause, a material change in the employee's responsibilities, or a change in control of the Company (defined to include a merger or similar transaction or an acquisition of 30% or more of the outstanding shares of the Company's Common Stock by a single person or a group of persons).

         The Board of Directors is presently actively engaged in efforts to recruit, among others, a new President and Chief Executive Officer. The Compensation Committee will likely revisit the manner in which it implements the Company's compensation policies in connection with, and following, the identification of a new President and Chief Executive Officer. However, the Company's policies will continue to be designed to align the interests of the Company's executives and senior staff with the long-term interests of the stockholders.

         The Company's executive compensation programs, which include no special perquisites, consist of three principal elements: base salary; short-term incentive cash payments; and long-term stock options, each of which is discussed below.

BASE COMPENSATION

         Generally, in establishing compensation the Committee believes that positions are competitively paid if the executive's salary falls within 20% of the 50th percentile of the comparison group for base salary. The Committee reviews annually updated competitive salary and total compensation levels for executive staff. Individual adjustments are determined within the total executive compensation budget as approved by the Committee and are based upon individual achievement and contribution. Salary decisions are made as part of the Company's structured annual review process and in the past have been recommended to the Committee by the Chief Executive Officer.


SHORT-TERM INCENTIVE COMPENSATION

         The Company's compensation philosophy emphasizes incentive pay to leverage both individual and organizational performance and to raise the Company's total compensation position in the marketplace. The Committee's guideline is that base salary and short-term incentive compensation, if earned, should place executives in the 60th percentile of the comparison group for total base and bonus compensation. The Company's short-term incentive compensation program rewards executives for accomplishing annual financial, operational, and individual objectives. The program provides varied award opportunities that correspond to each participant's level of responsibility and influence on strategic initiatives of the Company. The annual incentive program is funded only if specific financial goals are achieved at threshold levels. In 1997, executives participated in the incentive compensation program at targeted levels (as a percentage of base salaries) ranging between 10% and 42%. Participants in the incentive compensation program receive bonus payments that include awards for financial (measured by Company revenues and earnings per share), operational and individual achievement of goals. For 1997, the Committee established weighted performance measures based upon financial (50%); operational (25%); and individual (25%) objectives. The Committee assigned levels of "threshold," "target" and "maximum" bonuses with corresponding performance expectations for each category of participants. Eligible executives with the Company's National Health Advisors unit received bonuses for 1997 consistent with that business unit's historical bonus program at levels equivalent to 80% of target. The Company's other eligible executives did not receive a bonus for 1997.


LONG-TERM INCENTIVE COMPENSATION

         The Company's stockholders approved in 1996 adoption of a stock option plan that is designed to reward employees for long-term growth consistent with stockholder return. The ultimate value of the long-term incentive compensation awards is dependant on the actual performance of the Company's stock price over time.

         In 1997, members of senior management were awarded stock options in amounts designed to deliver a percentage of their base salaries over the term of the stock option. In the past, two types of non-qualified stock option grants were made to senior staff members. Some options were "fixed" and vested so long as the employee remained employed by the Company over a period of time, typically two to five years. Other options were granted on the basis of the Company's performance, defined in terms of achieving the Company's budget, and also vested over a period of time, typically two to five years. Options were awarded to members of senior management at exercise prices equal to or greater than 100% of fair market value on the date of grant.

         In mid-December 1997, the Company's senior staff recommended to the Board of Directors that the Company's approach to the granting of stock options be changed in a manner designed to minimize employee turnover and encourage focus on the Company's 1998 business plan. In response to these recommendations, for the reasons discussed below under the heading "Report on Repricing of Options," effective January 2, 1998, the Board of Directors cancelled outstanding options held by the Company's employees and consultants, including the Company's senior staff (other than the President and Chief Executive Officer), and issued replacement options with exercise prices of $2.00 per share.

         In addition, the senior staff recommended an approach for 1998 performance-based option grants. At meetings of the Compensation Committee and Board of Directors held on December 17, 1997 and January 28, 1998, respectively, the Compensation Committee and the Board of Directors considered and granted an aggregate of 156,000 performance-based incentive stock options to twelve members of the Company's senior staff effective January 28, 1998.
The exercise price of these options is equal to the average of the high and low prices of the Company's Common Stock on January 28, 1998, or $1.28. The options will vest on a quarterly basis, based upon the Company's realization of the 1998 operating budget. During each quarter of 1998, each employee who received these options will be eligible to earn 25% of the employee's performance options granted under this program, 12.5% based on achieving revenue targets and 12.5% based on achieving net income (loss) targets.
Options not earned on these bases during 1998 will nonetheless vest if 1998 revenues exceed 1997 revenues by 30% and the Company experiences a loss during 1998 of not more than $500,000. The options will vest on the fifth anniversary of the grant date, January 28, 2003, regardless of whether the 1998 performance criteria have been satisfied, if the employee remains employed by the Company at that time.

         The Compensation Committee plans to further consider during 1998 (1) a possible redistribution of options among the Company's senior staff in a manner consistent with their relative responsibilities, and (2) establishing new performance criteria for performance-based option grants.


CEO COMPENSATION

         The Committee established the compensation of Gerald E. Bisbee, Jr., Ph.D., the Company's former Chief Executive Officer using the criteria discussed above. Dr. Bisbee's 1997 salary was determined based on the Committee's overall assessment of Dr. Bisbee's performance and competitive market data on salary levels within the Compensation Comparable Group. Dr. Bisbee's performance was reviewed with a view to his accomplishment of certain goals relating to long-term profitability and short-term and long-term growth. Dr. Bisbee's aggregate salary in 1997 was increased to $205,000. Incentive compensation for Dr. Bisbee was based upon achievement of Company-wide financial and operating performance and achievement of individual goals. Dr. Bisbee was paid a cash bonus during 1997 at a portion of target level with respect to performance in the year ended December 31, 1996. However, no bonus was paid with respect to 1997 performance.

         Dr. Bisbee resigned as Chairman of the Board on November 5, 1997 and as President and Chief Executive Officer effective at the close of business on December 31, 1997. Under Dr. Bisbee's Employment Agreement, entered into during April 1997, Dr. Bisbee is entitled to a continuation of his salary and Company-provided health benefits, life insurance, and other welfare benefits during 1998 and 1999. Dr. Bisbee will remain a member of the Company's Board of Directors, and the terms of his outstanding vested options were clarified to extend the period during which such options may be exercised until six months following the expiration of his tenure as a member of the Company's Board of Directors, which is the period applicable to Board members generally.


COMPENSATION DEDUCTIBILITY

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), imposes a limit on tax deductions for annual compensation in excess of one million dollars paid by a corporation to its chief executive officer and the other four most highly compensated executive officers of the corporation. This provision excludes certain forms of "performance based compensation" from the compensation taken into account for purposes of the limit. The Committee believes that it has structured its current compensation programs in a manner to preserve full deductibility to the Company of executive compensation under the Code. The Committee will continue to assess the impact of Section 162(m) of the Code on its compensation practices and determine what further action, if any, is appropriate.


REPORT ON REPRICING OF OPTIONS

         During 1997, the Company experienced significant turnover among its executive personnel, including resignations of its Chief Operating Officer and Chief Financial Officer. Dr. Bisbee resigned as Chairman of the Board on November 5, 1997, and as President and Chief Executive Officer effective at the close of business on December 31, 1997. Several other members of management at the Vice President level also left the Company for other positions during the course of the year. This turnover is a matter of concern to the Company's Board of Directors.

         As discussed above, in mid-December, 1997, the Company's senior staff, including all of its vice presidents, recommended to the Board of Directors that existing employee stock options should be cancelled and replaced with new non-qualified stock options with lower exercise prices. This proposal was initially discussed by the Compensation Committee of the Board on December 17, 1997 and then considered at a meeting of the Board of Directors held on December 31, 1997. The Board was concerned about the impact on stockholders of the cancellation of old options and issuance of replacement options at a lower exercise price. However, the Board concluded that, because of the highly unusual circumstances, the senior staff's recommendation was in the interests of the Company and its stockholders. Among other things, the Board was eager to reward members of the senior staff who had demonstrated loyalty to the Company, and felt that the senior staff's recommendation was important to the retention and the motivation of the senior staff, who are essential to the Company's on-going business.

         Several features of the new options are designed to preserve the interests of stockholders. Rather than granting the options with an exercise price equal to the market price per share, the exercise price was established at $2.00 per share, or $.56 (38%) in excess of the average market price on January 2, 1998, the effective date of the new non-qualified stock options. The new options vest 20% immediately at the date of grant for employees who have been with the Company for at least one year (but are not exercisable until July 2, 1998) and 20% on January 2, 1999, 2000, 2001, and 2002. For employees who have been with the Company for less than one year, options vest 20% each year for five years from the date of grant.

         Options for an aggregate of 502,073 shares held by existing employees and consultants were repriced effective January 2, 1998 as part of the action described above. The Board determined not to reprice any options held by Dr. Bisbee and members of the Board of Directors as part of this action. The table below sets forth information with respect to the repricing of options held by any executive officer of the Company, including the Named Executive Officers, since the completion of the Company's initial public offering.


                               OPTION REPRICINGS


================================================================================================================================
                                                                                                                  LENGTH OF
                                                                 AVERAGE OF THE                                    ORIGINAL
                                                  NUMBER OF       HIGH AND LOW                                   OPTION TERM
                                                 SECURITIES        PRICES OF                                     REMAINING AT
                                   EFFECTIVE     UNDERLYING       COMMON STOCK       EXERCISE          NEW         DATE OF
                                    DATE OF        OPTIONS         AT TIME OF      PRICE AT TIME    EXERCISE     REPRICING IN
        NAME AND POSITION          REPRICING      REPRICED         REPRICING       OF REPRICING       PRICE       YEARS/DAYS
--------------------------------------------------------------------------------------------------------------------------------
  LISA CLEMENTS                     1/2/98          1,749            $1.44             $8.18          $2.00         8/61
    Controller & Assistant                      --------------------------------------------------------------------------------
    Treasurer                                       1,749            $1.44            $13.00          $2.00         8/169
                                                --------------------------------------------------------------------------------
                                                    5,000            $1.44             $6.63          $2.00         9/49
                                                --------------------------------------------------------------------------------
                                                      500            $1.44             $3.31          $2.00         9/271
--------------------------------------------------------------------------------------------------------------------------------
  JAMES L. ELDER, JR.               1/2/98         50,000            $1.44             $7.00          $2.00         9/172
    Vice President of Sales
--------------------------------------------------------------------------------------------------------------------------------
  SCOTT A. MASON                    1/2/98        180,000            $1.44             $6.88          $2.00         9/151
    Executive Vice President
    and Secretary
--------------------------------------------------------------------------------------------------------------------------------
  DONNA J. MYERS                    1/2/98         20,000            $1.44             $3.31          $2.00         9/272
    Vice President of                           --------------------------------------------------------------------------------
    Operations                                      3,000            $1.44            $11.88          $2.00         8/238
--------------------------------------------------------------------------------------------------------------------------------
  DONALD W. SEYMOUR                 1/2/98         40,000            $1.44             $6.88          $2.00         9/151
    Vice President of
    National Health Advisors
--------------------------------------------------------------------------------------------------------------------------------
  VIOLET SHAFFER                    1/2/98         15,000            $1.44             $3.47          $2.00         9/293
    Vice President of Marketing
================================================================================================================================


                                                   The Compensation Committee
                                                   Edward J. Connors, Chairman
                                                   William A. Knaus, M.D.
                                                   Francis G. Ziegler



         The report of the Compensation Committee of the Board of Directors shall not be deemed to be incorporated into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent that the Company specifically incorporates this information by reference.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The following persons served as members of the Company's Compensation Committee during the 1997 fiscal year: Edward J. Connors, Thomas W. Hodson, William A. Knaus, M.D. and Francis G. Ziegler. Thomas W. Hodson served as Chairman of the Compensation Committee until November 5, 1997 when he became Chairman of the Board and resigned as a member of the Compensation Committee. Thereafter, Edward J. Connors served as Chairman.

         Effective January 1, 1998, director Thomas W. Hodson, who had been the Chairman of the Board of the Company since November 5, 1997, assumed the responsibilities of acting Chief Executive Officer. In addition, a Management Committee comprised of Mr. Hodson, director Edward J. Connors, Executive Vice President Scott A. Mason, and Vice President of Operations Donna J. Myers was formed to oversee the day-to-day operations of the Company pending the identification of a new Chief Executive Officer. In consideration of the additional burdens undertaken by Mr. Hodson and other members of the Board of Directors, the Board of Directors granted non-qualified stock options to Board members effective January 2, 1998. See "Information Concerning The Board of Directors and Its Committees -- Director Compensation."

         William A. Knaus, M.D. is the Chief Scientific Advisor of the Company. While Dr. Knaus is not directly compensated for his services in that capacity, the Company does pay the University of Virginia, his current employer, for services rendered to the Company by Dr. Knaus.


                              COMPANY PERFORMANCE

         The following graph compares the cumulative total stockholder return on the Common Stock of APACHE Medical Systems, Inc. from June 28, 1996 (the date the Common Stock was first offered to the public at an initial public offering price of $12.00 per share) through December 31, 1997 with the cumulative total return on the NASDAQ Stock Market - U.S. and the cumulative total return on the stock of a group of public companies in the healthcare information business (the "Peer Group"). The Peer Group, which was selected by the Company, is comprised of: HCIA, Inc.; HPR, Inc.; Impath Laboratories, Inc.; Mecon, Inc.; Oacis Health Care Holdings Corp.; Summit Medical Systems, Inc.; Transition Systems, Inc.; and Vitalcom, Inc. The Company did not pay any dividends during this period. The NASDAQ Stock Market - U.S. and the stock prices of the Companies in the Peer Group are published daily.

         The graph assumes an investment of $100 in each of APACHE Medical Systems, Inc., the NASDAQ Stock Market - U.S. and the Peer Group on June 28, 1996. The comparison also assumes that all dividends are reinvested and that the Peer Group Returns are weighted for market capitalization.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                      AMONG APACHE MEDICAL SYSTEMS, INC.,
            THE NASDAQ STOCK MARKET - U.S. INDEX AND THE PEER GROUP


                                   [CHART]


=======================================================================================================
                                         June 28, 1996       December 31, 1996     December 31, 1997
-------------------------------------------------------------------------------------------------------
  APACHE Medical Systems, Inc.              $100.00               $ 87.24              $ 10.46
-------------------------------------------------------------------------------------------------------
  NASDAQ Stock Market - U.S. Index          $100.00               $108.65              $133.32
-------------------------------------------------------------------------------------------------------
  Peer Group                                $100.00               $ 48.61              $ 50.57
=======================================================================================================

         The comparisons in this table are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock. The stock price performance graph shall not be deemed to be incorporated into any filing under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent that the Company specifically incorporates this information by reference.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires that the Company's executive officers and directors, and beneficial owners of 10% or more of the Company's stock file initial reports of ownership and of changes of ownership with the SEC and the NASDAQ Stock Market. Executive officers, directors and 10% beneficial owners are required by securities regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that all filing requirements were met during fiscal year 1996, except that a Form 3 reporting a grant of 30,000 options under the Company's Employee Stock Option Plan to Violet L. Shaffer, upon her employment with the Company, was inadvertently filed approximately one month late.


                       DEADLINE FOR STOCKHOLDER PROPOSALS

         Proposals of stockholders intended for inclusion in the Company's proxy statement relating to the 1999 Annual Meeting must be received at the Company's offices (addressed to the attention of the Secretary) not later than December 7, 1998. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.


                             ADDITIONAL INFORMATION

         The expenses in connection with the solicitation of proxies will be borne by the Company. Solicitation will be made by mail, but may also be made by telephone, or personal calls by officers, directors or employees of the Company who will not be specially compensated for such solicitation. The Company may request brokerage houses and other nominees or fiduciaries to forward copies of the Company's proxy statement and Annual Report to Stockholders to beneficial owners of Common Stock held in their names, and the Company may reimburse them for reasonable out-of-pocket expenses incurred in doing so. The Company has retained Kissel-Blake Inc. to assist in solicitation for a fee not to exceed $3,500, plus reasonable expenses.

                                          By Order of the Board of Directors

                                          /s/ Scott A. Mason

                                          Scott A. Mason
                                          Secretary and Executive Vice President

McLean, Virginia
April 15, 1998

                                      PROXY

                          APACHE MEDICAL SYSTEMS, INC.
                                   PROXY CARD

    Proxy for the Annual Meeting of Stockholders to be Held on May 19, 1998.
          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints Thomas W. Hodson, and Donna J. Meyers, and each of them, true and lawful agents and proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of APACHE Medical Systems, Inc. (the "Company") to be held on May 19, 1998, and at any and all adjournments and postponements thereof, on all matters before such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. HOWEVER, IF NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS; ALL OF WHICH MATTERS ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT OF WHICH THE UNDERSIGNED STOCKHOLDER ACKNOWLEDGES RECEIPT.

THIS PROXY GRANTS DISCRETIONARY AUTHORITY TO VOTE IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES ON OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

--------------------------------------------------------------------------------
PLEASE VOTE, SIGN AND DATE THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                        DO YOU HAVE ANY COMMENTS?

------------------------------------             -----------------------------

------------------------------------             -----------------------------

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                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------


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


[ X ]  PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

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           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.
--------------------------------------------------------------------------------

1.   Election of Directors                                              FOR   WITHHELD   FOR ALL EXCEPT
     Nominees: Gerald E. Bisbee, Jr., Ph.D., Edward J. Connors, Thomas  [ ]      [ ]          [ ]
     W. Hodson, William A. Knaus, M.D., Lawrence S. Lewin, Francis
     G. Ziegler. (Instruction: To withhold authority to vote for any individual nominee, check the "FOR ALL EXCEPT" box at right and strike a line through the nominee's name listed above.)

2.   Ratification of the                                                FOR    AGAINST      ABSTAIN
     appointment of                                                     [ ]      [ ]          [ ]
     Arthur Andersen LLP as
     independent accountants.


   In the discretion of the proxies named herein, the proxies are authorized to vote upon other matters as are properly brought before the meeting

   I PLAN TO ATTEND     [   ]
   THE MEETING

   The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any other adjournments thereof.

   Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

   ---------------------------------

   ---------------------------------
   SIGNATURE(S)                DATE



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

                          APACHE MEDICAL SYSTEMS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 19, 1998
                                   10:00 A.M.

                        1650 TYSONS BOULEVARD, SUITE 300
                             MCLEAN, VIRGINIA 22102